SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   December 31, 2002

        MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri (Address of Principal Executive Offices)	63017 (Zip Code)

(636) 733-1600 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report.)

ITEM 9.    REGULATION FD DISCLOSURE.

         On December 31, 2002, Maverick Tube Corporation issued a press release disclosing certain information relating to its completion of an acquisition of LTV Steel Tubular Business. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.

           (c)     Exhibits

Exhibit No.	Description

99.1	Text of Press Release dated December 31, 2002 issued by Maverick Tube Corporation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 31, 2002

MAVERICK TUBE CORPORATION

By: /s/ Pamela G. Boone Pamela G. Boone Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of Press Release dated December 31, 2002 issued by Maverick Tube Corporation.

Exhibit 99.1

FOR IMMEDIATE RELEASE For further information contact:	December 31, 2002 Pam Boone Vice President Finance, CFO 636-733-1600

MAVERICK TUBE CORPORATION
Announces Completion of Its Acquisition of the
LTV STEEL TUBULAR BUSINESS

        December 31, 2002, St. Louis, Missouri – Maverick Tube Corporation (NYSE:MVK) today announced the completion of its acquisition of the tubular business of The LTV Steel Corporation through the purchase of the assets of that business, subject to certain of its liabilities. The purchase price for the LTV Steel tubular business was $120.2 million (including an upward $10.2 million estimated working capital adjustment, subject to finalization).

        The LTV Steel tubular business principally produces and sells a full line of electrical conduit products for the U.S. market, which has approximately a 35% market share and well established customer relationships. The electrical conduit products will be marketed under the name Republic Conduit. The tubular business also produces line pipe and standard pipe products for the energy and construction industries. The LTV Steel tubular business operates facilities located in Youngstown and Elyria, Ohio; Ferndale, Michigan; Counce, Tennessee and Cedar Springs, Georgia.

        Gregg Eisenberg, Maverick’s Chairman, President and Chief Executive Officer stated, “We are very excited about our acquisition of the former tubular business of LTV Steel. The acquisition broadens Maverick’s product lines and should allow for a significant increase in Maverick’s sales and cash flows. During 2002, the tubular business had sales of approximately $213 million and cash flows of approximately $28 million. We should be able to gain further efficiencies as we integrate these businesses.”

        In connection with its acquisition of the LTV Steel tubular business, Maverick entered into several three-year collective bargaining agreements with the United Steel Workers of America covering approximately 300 employees at the Youngstown, Elyria, Ferndale and Counce plants. The purchase price for the LTV Steel tubular business was funded through Maverick’s existing credit facility, which was amended to increase the amount available thereunder from $150 million to $195 million.

        Maverick Tube Corporation is a St. Louis, Missouri, based manufacturer of tubular products used in the energy industry in drilling, production, well servicing and line pipe applications as well as industrial tubing products (HSS, electrical conduit and standard pipe) used in various industrial applications.

        This news release contains forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of the Company. There is no assurance that such assumptions will prove to be accurate. Actual results may differ from these forward-looking statements due to numerous factors, including those described under “Risk Factors” and elsewhere in Maverick’s Form 10-K for its year ended December 31, 2001.